Section 906 Certifications
I, Jonathan S. Horwitz, the Principal Executive Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: July 26, 2019
/s/ Jonathan S. Horwitz
______________________
Jonathan S. Horwitz
Principal Executive Officer
Section 906 Certifications
I, Janet C. Smith, the Principal Financial Officer of the Funds listed on Attachment A, certify that, to my knowledge:
1. The form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2019 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Funds listed on Attachment A for the period ended May 31, 2019 fairly presents, in all material respects, the financial condition and results of operations of the Funds listed on Attachment A.
Date: July 26, 2019
/s/ Janet C. Smith
______________________
Janet C. Smith
Principal Financial Officer
Attachment A
Period (s) ended May 31, 2019
Putnam Dynamic Asset Allocation Equity Fund
Putnam Dynamic Risk Allocation Fund
Putnam Equity Income Fund
Putnam High Yield Fund
Putnam Intermediate-Term Municipal Income Fund
Putnam Massachusetts Tax Exempt Income Fund
Putnam Minnesota Tax Exempt Income Fund
Putnam Mortgage Opportunities Fund
Putnam New Jersey Tax Exempt Income Fund
Putnam New York Tax Exempt Income Fund
Putnam Ohio Tax Exempt Income Fund
Putnam Pennsylvania Tax Exempt Income Fund
Putnam Short-Term Municipal Income Fund